Exhibit 99.1

Contacts:	Christine Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com
HMS HOLDINGS CORP. ANNOUNCES Q2 2010 RESULTS
•	Revenue $70.7 million, up 31.4% y/y

•	EPS $0.32, up 33.3% y/y

•	Company Reiterates Full Year GAAP EPS Guidance of $1.38
NEW YORK, N.Y., July 30, 2010—HMS (NASDAQ: HMSY) today announced its financial results for the second quarter of 2010.
For the quarter ended June 30, 2010 revenue increased 31.4% to $70.7 million, compared with $53.8 million for the same period a year ago. Net income for the quarter was $9.1 million or $0.32 per diluted share compared to net income of $6.6 million or $0.24 per diluted share for the same period a year ago. For the first half of 2010, revenue increased 30.8% to $135.7 million versus $103.8 million for the prior year. Net income for the first half was $16.7 million or $0.59 per diluted share versus net income of $12.3 million or $0.45 per diluted share for the prior year.
“Along with a very strong sales quarter, HMS made strategic advances in both product development with the acquisition of AMG-SIU, and in our long-range planning with the purchase of our operations center in Irving, Texas,” said Bill Lucia, CEO of HMS. “AMG brings us analytical expertise coupled with a powerful and scalable fraud, waste, and abuse engine that we will leverage across our entire Program Integrity portfolio. Combined, these transactions strengthen our already solid foundation and better position us for the coming expansion of government entitlement programs.”
The Company is also reiterating its full year GAAP EPS guidance of $1.38.
HMS will be hosting its second quarter 2010 conference call and webcast with the investment community on Friday, July 30, 2010 at 9:00 am Eastern Time. Individuals can access the webcast at http://investor.hms.com or listen to the call at 1-866-293-8970. International participants can listen to the call at 1-913-312-6696.
The webcast will be archived on the website. Individuals can access the webcast at http://investor.hms.com or listen to the replay at 1-888-203-1112. International participants can listen to the replay at 1-719-457-0820. The passcode is 1056454. The replay will be available at 12 p.m. ET on July 30 through midnight on August 6, 2010.
The HMS Form 10-Q for the quarter June 30, 2010 will be filed and available on our website on http://investor.hms.com or about August 10, 2010, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.
HMS (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for payors of healthcare services. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 100 Medicaid managed care plans; the Centers for Medicare & Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recover over $1 billion annually, and save billions of dollars more in erroneous payments.

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Use of Non-GAAP Financials
This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.
The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance. These non-GAAP financial measure are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.
Safe Harbor Statement
This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab. Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Six-Month Periods Ended June 30, 2010 and 2009
(In thousands, except per share amounts) (unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Revenue	$70,726	$53,814	$135,678	$103,755

Cost of services:
Compensation	26,180	17,815	50,710	35,346
Data processing	4,315	3,491	8,149	6,637
Occupancy	2,890	2,495	6,322	5,229
Direct project costs	8,204	7,399	15,778	13,724
Other operating costs	4,047	3,215	7,421	6,213
Amortization of acquisition related software and intangibles	1,398	1,216	2,901	2,432

Total cost of services	47,034	35,631	91,281	69,581

Selling, general & administrative expenses	8,507	6,743	16,496	12,874

Total operating expenses	55,541	42,374	107,777	82,455

Operating income	15,185	11,440	27,901	21,300

Interest expense	(23)	(278)	(46)	(565)
Interest income	24	56	41	153

Income before income taxes	15,186	11,218	27,896	20,888
Income taxes	6,074	4,580	11,205	8,545

Net income	$9,112	$6,638	$16,691	$12,343

Basic income per share data:
Net income per basic share	$0.34	$0.26	$0.62	$0.48

Weighted average common shares outstanding, basic	27,107	26,009	27,013	25,813

Diluted income per share data:
Net income per diluted share	$0.32	$0.24	$0.59	$0.45

Weighted average common shares, diluted	28,363	27,472	28,271	27,345

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(unaudited)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$66,735	$64,863
Accounts receivable, net of allowance of $602 at June 30, 2010 and $614 at December 31, 2009	64,015	64,750
Prepaid expenses, including prepaid income taxes of $4,859 at June 30, 2010 and $4,234 at December 31, 2009	10,990	9,956
Other current assets, including net deferred tax assets of $87 at June 30, 2010 and $804 at December 31, 2009	213	872

Total current assets	141,953	140,441

Goodwill, net	108,155	91,520
Property and equipment, net	33,806	20,902
Intangible assets, net	22,302	16,798
Other assets	312	983

Total assets	$306,528	$270,644

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable, accrued expenses and other liabilities	$21,616	$26,474
Contingent payment due to AMG-SIU	4,169	—

Total current liabilities	25,785	26,474

Long-term liabilities:
Contingent payment due to AMG-SIU	8,808	—
Accrued deferred rent	1,669	3,675
Other liabilities, including deferred tax liabilities of $1,372 at June 30, 2010 and $326 at December 31, 2009	3,169	2,202

Total long-term liabilities	13,646	5,877

Total liabilities	39,431	32,351

Commitments and contingencies

Shareholders’ equity:
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock — $.01 par value; 45,000,000 shares authorized; 28,885,280 shares issued and 27,222,434 shares outstanding at June 30, 2010; 28,533,406 shares issued and 26,870,560 shares outstanding at December 31, 2009	289	285
Capital in excess of par value	187,904	175,795
Retained earnings	88,301	71,610
Treasury stock, at cost; 1,662,846 shares at June 30, 2010 and December 31, 2009	(9,397)	(9,397)

Total shareholders’ equity	267,097	238,293

Total liabilities and shareholders’ equity	$306,528	$270,644

HMS HOLDINGS CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2010 and 2009
(in thousands)
(unaudited)

	Six months ended June 30,
	2010	2009
Operating activities:
Net income	$16,691	$12,343
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	21	3
Depreciation and amortization	7,307	6,764
Share-based compensation expense	3,428	2,920
(Increase)/Decrease in deferred tax asset	(782)	391
Changes in assets and liabilities:
Decrease/(Increase) in accounts receivable	831	(9,972)
Increase in prepaid expenses and other current assets	(816)	(3,414)
Decrease in other assets	682	1
Decrease in accounts payable, accrued expenses and other liabilities	(5,058)	(3,886)

Net cash provided by operating activities	22,304	5,150

Investing activities:
Purchases of property and equipment	(5,430)	(4,290)
Purchase of building and land	(9,886)	—
Acquisition of AMG-SIU, net of cash	(12,795)	—
Investment in capitalized software	(1,006)	(787)

Net cash used in investing activities	(29,117)	(5,077)

Financing activities:
Proceeds from exercise of stock options	3,713	4,487
Repayment of long-term debt	—	(3,150)
Excess tax benefit from exercised stock options	4,972	6,260

Net cash provided by financing activities	8,685	7,597

Net increase in cash and cash equivalents	1,872	7,670

Cash and cash equivalents at beginning of period	64,863	49,216

Cash and cash equivalents at end of period	$66,735	$56,886

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$7,667	$6,196

Cash paid for interest	$23	$458

Supplemental disclosure of noncash investing activities:
AMG-SIU acquisition-related contingent payments	$12,977	$—

Accrued property and equipment purchases	$502	$1,151

HMS HOLDINGS CORP. AND SUBSIDIARIES
Reconciliation of net income to EBITDA and adjusted EBITDA
(In thousands, except share and per share amounts)
(unaudited)
As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $20.5 million for the second quarter of 2010, an increase of 24.8% over the same period a year ago.
Reconciliation of net income to EBITDA and adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net Income	$9,112	$6,638	$16,691	$12,343
Net interest (income) expense	(1)	222	5	412
Income taxes	6,074	4,580	11,205	8,545
Depreciation and amortization, net of deferred financing costs, included in net interest expense (income)	3,627	3,364	7,307	6,678

Earnings before interest, taxes, depreciation and amortization (EBITDA)	18,812	14,804	35,208	27,978
Share-based compensation expense	1,667	1,612	3,428	2,920

Adjusted EBITDA	$20,479	$16,416	$38,636	$30,898